Exhibit 99.1

Vor Bio Appoints Veteran Biotech Executive Sandy Mahatme as Chief Financial Officer and Chief Business Officer

•	Mr. Mahatme brings decades of experience in strategic finance, capital formation, and operational leadership to support company’s transformation and growth in autoimmune disease

CAMBRIDGE, Mass., July 10, 2025 (GLOBE NEWSWIRE) — Vor Bio (Nasdaq: VOR), a clinical-stage biotechnology company transforming the treatment of autoimmune diseases, today announced the appointment of Sandy Mahatme as Chief Financial Officer and Chief Business Officer, effective July 9, 2025.

Mr. Mahatme joins Vor Bio with more than 30 years of executive leadership experience in the biopharmaceutical industry, with a strong track record in capital markets, business development, global operations, and shareholder value creation. He most recently served as President, Chief Operating Officer, and Chief Financial Officer of National Resilience, Inc., a biomanufacturing company he co-founded in 2020. During his tenure, he raised over $2.5 billion in equity and non-dilutive capital.

“We are thrilled to welcome Sandy to Vor Bio at such a pivotal time in the company’s evolution,” said Jean-Paul Kress, M.D., Chief Executive Officer and Chairman of the Board. “His financial acumen, operational discipline, and significant experience navigating strategic growth in both private and public biotech settings will be instrumental as we advance telitacicept through global Phase 3 development and pursue our broader mission to improve the lives of patients with autoimmune diseases.”

Prior to Resilience, Mr. Mahatme served as Executive Vice President, Chief Financial Officer and Chief Business Officer of Sarepta Therapeutics, where he led capital formation efforts exceeding $3.5 billion and built the company’s pipeline through a series of strategic licenses, collaborations, and acquisitions. He also served as Senior Vice President, Corporate Development and Corporate Treasurer and Senior Vice President, Tax at Celgene Corporation. Earlier in his career, he held senior roles at Pfizer, Inc., and Ernst & Young, LLP, spanning corporate development, tax, and strategic planning.

Mr. Mahatme currently serves on the boards of CRISPR Therapeutics and Idorsia Pharmaceuticals. He holds Master of Laws degrees from Cornell Law School and New York University School of Law and is a member of the New York Bar.

“Vor Bio is well positioned for success—a late-stage clinical asset already approved in China for multiple autoimmune indications and in Phase 3 global development for generalized myasthenia gravis outside of China, an experienced leadership team, and a top-tier investor base,” said Mr. Mahatme. “I’m excited to join this next chapter and help shape a company with the potential to change the treatment landscape for patients with autoimmune conditions.”

About Vor Bio

Vor Bio is a clinical-stage biotechnology company transforming the treatment of autoimmune diseases. The company is focused on rapidly advancing telitacicept, a novel dual-target fusion protein, through Phase 3 clinical development and commercialization to address serious autoantibody-driven conditions worldwide. For more information visit www.vorbio.com

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The words “aim,” “anticipate,” “can,” “continue,” “could,” “design,” “enable,” “expect,” “initiate,” “intend,” “may,” “on-track,” “ongoing,” “plan,” “potential,” “should,” “target,” “update,” “will,” “would,” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Forward-looking statements in this press release include Vor Bio’s statements regarding Vor Bio’s development plans for telitacicept, its ability to change the treatment landscape for patients with autoimmune conditions and other statements that are not historical fact. Vor Bio may not actually achieve the plans, intentions, or expectations disclosed in these forward-looking statements, and you should not place undue reliance on these forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in these forward-looking statements as a result of various factors. These and other risks are described in greater detail under the caption “Risk Factors” included in Vor Bio’s most recent annual or quarterly report and in other reports it has filed or may file with the Securities and Exchange Commission. Any forward-looking statements contained in this press release speak only as of the date hereof, and Vor Bio expressly disclaims any obligation to update any forward-looking statements, whether because of new information, future events or otherwise, except as may be required by law.

Inducement Plan Award

On July 9, 2025, the Board of Directors granted Mr. Mahatme 13,882,750 restricted stock units (“RSUs”) in connection with the commencement of his employment. The foregoing RSU award was granted as a material inducement to employment with Vor Bio in accordance with Nasdaq Listing Rule 5635(c)(4) and was granted under the Vor Biopharma Inc. 2023 Inducement Plan (the “Inducement Plan”). The RSU will vest over a four-year period, with 25% of the shares vesting on July 1, 2026 and the remaining 75% of the shares vesting in equal quarterly installments over the following three years, subject to Mr. Mahatme’s continued employment with Vor Bio on such vesting dates. The RSU award is subject to the terms and conditions of the Inducement Plan and the terms and conditions of an award agreement covering the RSU grant.

Media & Investor Contacts:

Sarah Spencer

+1 857-242-6076

investors@vorbio.com

Carl Mauch

investors@vorbio.com